UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 30, 2017

Codexis, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-34705	71-0872999
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Penobscot Drive

Redwood City, CA 94063

(Address of Principal Executive Offices) (Zip Code)

(650) 421-8100

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into Material Definitive Agreement.

Effective as of June 30, 2017 (the “closing date”), Codexis, Inc. (the “Company”) entered into a loan and security agreement (the “credit facility”) with Western Alliance Bank (“WAB”), pursuant to which WAB agreed to make term loans available to the Company in a principal amount of up to $10 million and revolving advances available to the Company in a principal amount of up to $5 million, with an accounts receivable borrowing base of 80% of eligible accounts. The Company did not draw from the credit facility on the closing date, and the term loans may be funded at the Company’s request prior to June 30, 2018, subject to customary conditions for funding including, among others, that no event of default exists. Upon the entry into the credit facility, the Company paid WAB a term loan fee of $50,000 and revolving loan facility fee of $17,500. The credit facility is secured by substantially all of the Company’s personal property other than its intellectual property.

Any term loan under the credit facility will bear interest at a variable annual rate equal to the LIBOR rate plus 3.60%. Any revolving advance under the credit facility will bear interest at a variable annual rate equal to the greater of (i) 1.00% above the prime rate and (ii) 5.00%. The Company is required to make interest-only payments on any term loans that it draws through February 1, 2019, which interest-only period may be extended to August 1, 2019 if the Company enters into a licensing, commercialization, corporate collaboration or similar monetization agreement on or before January 15, 2019 pursuant to which the Company receives upfront and/or milestone cash payments of at least $6 million. Any outstanding term loans under the credit facility will begin amortizing at the end of the interest-only period, with equal monthly payments of principal and interest being made by the Company to WAB in consecutive monthly installments following the applicable amortization date. On July 1, 2021, any term loans under the credit facility mature and the revolving facility terminates. The Company may prepay all, but not less than all, of the term loans at its election, provided that it will be required to pay a prepayment fee equal to (x) 2.00% of the amount prepaid, if prepaid through and including the first anniversary of the funding date of the first term loan drawn and (y) 1.00% of the amount prepaid, if prepaid after the first anniversary of the funding date of the first term loan drawn and before the maturity date. Such prepayment fees also apply to mandatory prepayments and acceleration. The Company must pay an annual revolving facility fee equal to $17,500 on each anniversary of the closing date and must pay a revolving facility termination fee equal to (x) 3.00% of the revolving line, if terminated through and including the first anniversary of the closing date, (y) 2.00% of the revolving line, if terminated after the first anniversary of the closing date through and including the second anniversary of the closing date and (z) 1.00% of the revolving line, if terminated after the second anniversary of the closing date through and including the third anniversary of the closing date. The Company is required to pay a final payment fee on the earliest to occur of the maturity date, the acceleration of any term loans and the prepayment of any term loans, in an amount equal to 5.50% of the aggregate principal amount of such term loans funded.

The credit facility includes affirmative and negative covenants applicable to the Company and any subsidiaries it creates in the future. The affirmative covenants include, among others, covenants requiring the Company to maintain its legal existence and governmental approvals, deliver certain financial and accounts receivable reports and maintain insurance coverage. The Company must also, measured as of the end of each month, achieve consolidated product revenues at minimum levels as set forth in the credit facility through December 2018 and, on and after January 2019, of at least 70% of the Company’s board- and WAB-approved projections, in each case unless the Company maintains minimum cash at WAB for such month in an amount equal to or greater than six times the sum of the average six-month trailing operating burn plus the average monthly principal due and payable in the immediately succeeding three-month period. The negative covenants include, among others, restrictions on the Company’s transferring collateral, incurring additional indebtedness, engaging in mergers or acquisitions, paying dividends or making other distributions, making investments, creating liens and selling assets and permitted assets to be held at foreign subsidiaries above specified caps, in each case subject to certain exceptions.

The credit facility also includes events of default, the occurrence and continuation of which provide WAB with the right to exercise remedies against the Company and the collateral securing the term loans under the credit facility, including foreclosure against the Company’s properties securing the credit facilities, including its cash. These events of default include, among other things, the Company’s failure to pay any amounts due under the credit facility, a breach of covenants under the credit facility, the Company’s insolvency, a material adverse change, the occurrence of any default under certain other indebtedness in an amount greater than $250,000 and a final judgment against the Company in an amount greater than $250,000.

The foregoing description of the credit facility and loan and security agreement is only a summary of the material terms thereof, does not purport to be complete and is qualified in its entirety by reference to the loan and security agreement that will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter-ended June 30, 2017.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 is set forth under Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2017

CODEXIS, INC.

By:	/s/ Gordon Sangster
Name:	Gordon Sangster
Title:	Senior Vice President and Chief Financial Officer